JPMorgan Funds - JPMorgan Trust III
Rule 10f-3 Transactions
For the period from May 1, 2017 to October 31, 2017

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Multi-Manager Alternatives Fund
Trade Date 5/11/2017
Issuer Becton Dickinson and Co Public
CUSIP/ Sedol 75887208
Bonds 6,436
Offering Price $50.00
Spread 1.00%
Cost $321,800
Dealer Executing Trade Citigroup Global Markets Inc.
% of Offering* 0.01%
Syndicate BARCS,BNPP,CITI,JPM,MS,MUFG,WFC
Fund JPMorgan Multi-Manager Alternatives Fund
Trade Date 5/12/2017
Issuer Stanley Black and Decker
CUSIP/ Sedol 854502887
Bonds 1,288
Offering Price $100.00
Spread 1.00%
Cost $128,800
Dealer Executing Trade Citigroup Global Markets Inc.
% of Offering* 0.02%
Syndicate CITI, CS, GS, WELLS, JPM
Fund JPMorgan Multi-Manager Alternatives Fund
Trade Date 5/23/2017
Issuer Servicenow Inc. Convertible Bond
CUSIP/ Sedol 81762PAD4
Bonds 1,689,000
Offering Price $100.00
Spread 1.00%
Cost $321,800
Dealer Executing Trade Morgan Stanley and Company LLC
% of Offering* 0.23%
Syndicate JPM,MS,RBCCM
Fund JPMorgan Multi-Manager Alternatives Fund
Trade Date 7/21/2017
Issuer Crown Castle International Corp
CUSIP/ Sedol 22822V309
Bonds 57
Offering Price $1,000.00
Spread 0.75%
Cost $57,000
Dealer Executing Trade Morgan Stanley and Company LLC
% of Offering* 0.00%
Syndicate BAML,BARCS,JPM,MS,RBCCM
Fund JPMorgan Multi-Manager Alternatives Fund
Trade Date 9/26/2017
Issuer Air Transport Services Group, Inc.
CUSIP/ Sedol 00922RAA3
Bonds 109,000
Offering Price $100.00
Spread 1.25%
Cost $109,000
Dealer Executing Trade Goldman Sachs and Co.
% of Offering* 0.05%
Syndicate GS, SUNTRUST, JPM